UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2013

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Arrangement Agreement

On February 20, 2013, Coeur d’Alene Mines Corporation (the “Company” or “Coeur”) entered into an Arrangement Agreement (the “Arrangement Agreement”), among the Company, 0961994 B.C. Ltd., a corporation wholly-owned by the Company and incorporated under the laws of British Columbia (“Subco”), and Orko Silver Corp., a corporation incorporated under the laws of British Columbia (“Orko”), pursuant to which the Company will acquire (the “Arrangement”) all of the issued and outstanding common shares of Orko (the “Orko Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia). The consummation of the Arrangement is subject to approval by the Supreme Court of British Columbia (the “Court”) and other customary closing conditions described further below.

Pursuant to, and subject to the terms and conditions of, the Arrangement Agreement and the Plan of Arrangement, Orko shareholders (the “Orko Shareholders”) may elect to receive in exchange for each Orko Share: (i) 0.0815 common shares of Coeur (the “Coeur Shares”), CAD$0.70 cash and 0.01118 conditioned warrants to purchase Coeur Shares (the “Coeur Warrants”); (ii) 0.1118 Coeur Shares and 0.01118 Coeur Warrants, subject to pro-ration as to the number of Coeur Shares if the total number of Coeur Shares elected by Orko Shareholders exceeds approximately 11.6 million; or (iii) CAD$2.60 in cash and 0.01118 Coeur Warrants, subject to pro-ration as to the amount of cash if the total cash elected by Orko Shareholders exceeds CAD$100 million. If all Orko Shareholders elect either the all cash (and Coeur Warrants) or the all share (and Coeur Warrants) alternative, each Orko Shareholder would receive 0.0815 Coeur Shares and CAD$0.70 in cash, together with 0.01118 Coeur Warrants, for each Orko Share. One whole Coeur Warrant is expected in certain circumstances, including the effectiveness of a registration statement with respect to underlying Coeur Shares (to the extent required by applicable U.S. securities laws), to be exercisable for one whole Coeur Share for a period of four years commencing on the later of (i) the date the Arrangement is consummated and (ii) the date that the U.S. Securities and Exchange Commission (the “SEC”) initially declares effective a registration statement qualifying the Coeur Shares issuable on exercise of the Coeur Warrants, at an exercise price of US$30.00, all subject to adjustment in accordance with the terms of the Coeur Warrant. The Company has agreed to use commercially reasonable efforts to register the Coeur Shares issuable upon the valid exercise of the Coeur Warrants under applicable U.S. securities laws and have the Coeur Warrants listed on the Toronto Stock Exchange and the New York Stock Exchange, but the completion of such registration and listings will not be a closing condition of the Arrangement.

The parties have agreed to use commercially reasonable efforts to make any necessary amendments to the Agreement and the Plan of Arrangement, prior to the mailing of the management proxy circular to Orko Shareholders, to permit Orko Shareholders who are residents of Canada and who would receive Coeur Shares under the Arrangement to receive, instead of each Coeur Share that they would otherwise receive under the Plan of Arrangement, one share of a Canadian-incorporated subsidiary of Coeur that is exchangeable into one Coeur Share (collectively, the “Exchangeable Shares”). The Exchangeable Shares (i) shall be exchangeable for a period of five years from the date of issue provided that 500,000 Exchangeable Shares remain outstanding and (ii) shall not be listed or quoted on any exchange or market. The Company has agreed to use commercially reasonable efforts to register the Coeur Shares issuable on exchange of the Exchangeable Shares (to the extent required by applicable U.S. securities laws), but the completion of such registration will not be a closing condition of the Arrangement.

Consummation of the Arrangement is subject to various closing conditions, including, among others: (i) the approval of the Arrangement by no less than two-thirds of the Orko securityholders, voting as a single class, voting at a special meeting to be called to consider the Arrangement (the “Orko Meeting”) and any other necessary actions related thereto; (ii) obtaining from the Court an Interim Order and Final Order (as both terms are defined below) on terms satisfactory to each of Coeur and Orko; (iii) obtaining all antitrust clearances on terms and conditions satisfactory to each of Coeur and Orko; (iv) that holders of not more than five percent of the Orko Shares exercising rights of dissent with respect to the Arrangement; (v) the accuracy of each party’s representations and warranties (subject to any inaccuracies that would not, individually or in the aggregate, reasonably result in a material adverse effect ) and the performance by each party of its respective covenants; and (vi) the absence of a material adverse change with respect to each party.

The Arrangement Agreement includes customary representations, warranties and covenants by the parties thereto, including, among other things, covenants of Orko not to solicit competing or alternative transactions, subject to certain exceptions to permit the Board of Directors of Orko to comply with its fiduciary duties, including the right of Orko to enter into a Superior Proposal (as defined in the Arrangement Agreement).

The Arrangement Agreement contains certain termination rights for both the Company and Orko. Orko has agreed to pay a termination fee of CAD$11.6 million (the “Termination Payment”) if the Arrangement Agreement is terminated because (i) Orko terminates in order to enter into a definitive written agreement with respect to a Superior Proposal; (ii) the Board of Directors of Orko fails to recommend or will have withdrawn, qualified, modified or changed in a manner adverse to the Company its approval or recommendation of the Arrangement or has recommended or approved an Acquisition Proposal (as defined in the Arrangement Agreement); (iii) the Board of Directors of Orko will have failed to reaffirm its recommendation of the Arrangement and the Arrangement Agreement as promptly as practicable after receipt of any reasonable request from the Company to do so and in any event within five business days after a public announcement of any Acquisition Proposal; or (iv) the Arrangement will not have been approved by the Orko Shareholders on or before April 30, 2013 in the manner provided for in the Arrangement Agreement and in the Interim Order. In addition, each party has agreed that a breaching party will pay an expense reimbursement fee of CAD$1.5 million if the Arrangement Agreement is terminated as a result of a breach of the representations, warranties or covenants such that the closing conditions would not be met.

In order to become effective, the Arrangement must be approved by a resolution (the “Arrangement Resolution”) passed by not less than two-thirds of the votes cast by Orko securityholders, voting as a single class, at the Orko Meeting. The Board of Directors of Orko has unanimously approved the transaction and will provide a written recommendation that the Orko Shareholders vote in favor of the transaction, which will be included in the information circular to be mailed to Orko Shareholders in connection with the Arrangement. Each of the directors and officers of Orko, who hold in the aggregate approximately 7.75% of the issued and outstanding Orko Shares, has entered into a voting agreement pursuant to which they have agreed, subject to the terms and conditions of such agreements, to vote in favor of the Arrangement at the Orko Meeting.

Additionally, in order to become effective, the Arrangement must be approved by the Court. Orko will obtain an interim order from the Court (the “Interim Order”) providing for the calling and holding of the Orko Meeting and certain other procedural matters. Subject to the terms of the Arrangement Agreement, and if the Arrangement Resolution is approved by Orko Shareholders at the Orko Meeting in the manner required by the Interim Order, Orko intends to make an application to the Court for a final order (the “Final Order”). In the Final Order, the Court may approve the Arrangement, either as proposed or as amended, on the terms presented or substantially on those terms. Depending upon the nature of any required amendments, the Company or Orko may determine not to proceed with the Arrangement.

The foregoing descriptions of the Arrangement, the Arrangement Agreement and the Plan of Arrangement do not purport to be complete and are qualified in their entirety by reference to the copy of the Arrangement Agreement, including the Plan of Arrangement attached as Exhibit B thereto, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure contained in Item 7.01 below, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company has agreed in the Arrangement Agreement that, if the Plan of Arrangement becomes effective and its acquisition of the Orko Shares is thereby completed, the Company may issue, as consideration for all of the issued and outstanding Orko Shares: (i) depending on the elections of the Orko Shareholders, a combination of Coeur Shares and conditioned Exchangeable Shares not to exceed 11,600,000 in the aggregate and (ii) 1,160,000 conditioned Coeur Warrants. Upon the fulfillment of certain conditions, the Exchangeable Shares are expected to be exchangeable on a one-for-one basis for Coeur Shares and the warrants are expected to be exercisable for up to 1,160,000 Coeur Shares.

Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), exempts from the registration requirements under the Securities Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Arrangement Agreement, Orko will submit the Plan of Arrangement to the Court for the Interim Order permitting notice to all persons to which the Coeur Shares, Coeur Warrants and Exchangeable Shares, as applicable, will potentially be issuable. Following the requisite approval by the Orko Shareholders and a hearing at which such persons will have the right to appear, Orko will seek the Final Order from the Court as to the fairness of the Plan of Arrangement. The Final Order is a condition to the consummation of the Plan of Arrangement and the issuance of the Coeur Shares, Coeur Warrants and Exchangeable Shares, as applicable. The Company therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement Agreement (including the receipt of the Final Order from the Court), the issuance of the Coeur Shares, Coeur Warrants and Exchangeable Shares, as applicable, to the Orko Shareholders upon the consummation of the Arrangement will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof. To the extent other exemptions from registration under the Securities Act are available in connection with the securities to be issued pursuant to the Arrangement, Coeur and Subco may also choose to rely upon such exemptions.

See disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Promissory Note

In connection with the Arrangement Agreement, on February 20, 2013, Orko executed and delivered a promissory note (the “Note”) in the principal amount of CAD$11,600,000 in favor of the Company in connection with the Company’s payment, on behalf of Orko, of the termination fee due to First Majestic Silver Corp. (“First Majestic”) pursuant to Orko’s and First Majestic’s arrangement agreement, dated as of December 16, 2012 (the “First Majestic Arrangement Agreement”). Orko and First Majestic terminated the First Majestic Arrangement Agreement in accordance with its terms on February 20, 2013. The indebtedness due under the Note will not accrue interest. The Note has a maturity date of August 20, 2014; provided, however, that earlier repayment may be required upon the occurrence of certain events of default or upon a Termination Payment becoming payable pursuant to the Arrangement Agreement. The Note includes customary representations, warranties and covenants by the parties thereto.

Subject to the terms and conditions set forth in the Note, Orko is entitled, at is option, upon the indebtedness under the Note becoming due and payable on any date, so long as (i) the indebtedness has not become due and payable on such date as a result of certain events of default and (ii) the Termination Payment under the Arrangement Agreement is not payable on such date, to convert all of the principal amount of the indebtedness into common stock of Orko (the “Borrower Stock”). The indebtedness will be convertible into Borrower Stock at a price per share equal to CAD$2.25 (such price, subject to adjustment, the “Conversion Price”), and the number of Borrower Stock to be deliverable to the Company upon conversion will be equal to the quotient of (x) the amount of indebtedness under the Note divided by (y) the Conversion Price.

Item 8.01. Other Events.

On February 20, 2013, the Company issued a press release announcing its entry into the Arrangement Agreement, as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, (i) Coeur’s expectations with respect to the Arrangement, the Arrangement Agreement and the Plan

of Arrangement and Coeur’s potential issuance of certain securities related to the Arrangement, the Arrangement Agreement and the Plan of Arrangement, (ii) Coeur’s expectations with respect to the timing and effectiveness of any registration statement and/or the availability of exemptions from registration for the securities to be issued in the Arrangement; (iii) Coeur’s expectations with respect to the Interim Order, the Final Order and Court hearings and (iv) Coeur’s expectations with respect to the Note.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, and the Canadian securities regulators, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Additional Information and Where to Find It

This information relates to Coeur’s proposed acquisition (the “Transaction”) of Orko. Coeur Shares issuable upon (i) the exercise of Coeur Warrants to be issued by Coeur in connection with the proposed Transaction and (ii) the exchange of Exchangeable Shares to be issued by a subsidiary of Coeur in connection with the proposed Transaction may be registered pursuant to a registration statement on Form S-1 to be filed with the SEC or issued pursuant to an available exemption. This information is not a substitute for any registration statement or any other document that Coeur may file with the SEC or send to its shareholders in connection with the offer and/or issuance of Coeur Shares in connection with the exercise of the Coeur Warrants and exchange of the Exchangeable Shares. Investors who may receive Coeur Warrants or Exchangeable Shares in the Transaction are urged to read Coeur’s registration statement on Form S-1, if and when filed, including the prospectus, and all other relevant documents that may be filed with the SEC as and if they become available because they will contain important information about the issuance of Coeur Shares upon the exercise of any Coeur Warrants and exchange of any Exchangeable Shares. All documents, if and when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Coeur’s Investor Relations department at Coeur D’Alene Mines Corporation; Investor Relations; (208) 665-0345; wyang@coeur.com. The following document does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01. Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 2.1	Arrangement Agreement, dated February 20, 2013, among Coeur d’Alene Mines Corporation, 0961994 B.C. Ltd. and Orko Silver Corp.

Exhibit 99.1	Press Release dated February 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D’ALENE MINES CORPORATION

Date: February 20, 2013	By:	/s/ Frank L. Hanagarne, Jr.
	Name:	Frank L. Hanagarne, Jr.
	Title:	Senior Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Arrangement Agreement, dated February 20, 2013, among Coeur d’Alene Mines Corporation, 0961994 B.C. Ltd. and Orko Silver Corp.

Exhibit 99.1	Press Release dated February 20, 2013.